PROSPECTUS Dated January 24, 2001                   Pricing Supplement No. 30 to
PROSPECTUS SUPPLEMENT                       Registration Statement No. 333-47576
Dated January 24, 2001                                        Dated May 17, 2001
                                                                  Rule 424(b)(3)


                                  $50,000,022
                        Morgan Stanley Dean Witter & Co.
                          MEDIUM-TERM NOTES, SERIES C
                            Senior Fixed Rate Notes

                            -----------------------

                           9% PERQS due May 30, 2002
                          Mandatorily Exchangeable for
                  Shares of Common Stock of INTEL CORPORATION

        Performance Equity-linked Redemption Quarterly-pay Securities(SM)
                                  ("PERQS(SM)")


The PERQS will pay 9% interest per year but do not guarantee any return of principal at maturity. Instead, the PERQS will pay at maturity a number of shares of Intel common stock based on the closing price of Intel common stock at maturity, subject to a cap price.

o The principal amount and issue price of each PERQS is $28.59, which is just under the closing price of Intel common stock on May 17, 2001, the day we offered the PERQS for initial sale to the public.

o We will pay 9% interest (equivalent to $2.5731 per year) on the $28.59 principal amount of each PERQS. Interest will be paid quarterly, beginning August 30, 2001.

o At maturity you will receive shares of Intel common stock in exchange for each PERQS at an exchange ratio. The initial exchange ratio is one share of Intel common stock per PERQS. However, if the price of Intel common stock appreciates above the cap price, the exchange ratio will be adjusted downward, and you will receive an amount of Intel common stock per PERQS that is less than one share.

o The cap price is $41.60, or 145.5% of the issue price of the PERQS. The maximum you can receive at maturity is Intel common stock worth $41.60 per PERQS.

o    Investing in PERQS is not equivalent to investing in Intel common stock.

o Intel Corporation is not involved in this offering of PERQS in any way and will have no obligation of any kind with respect to the PERQS.

You should read the more detailed description of the PERQS in this pricing supplement. In particular, you should review and understand the descriptions in"Summary of Pricing Supplement" and "Description of PERQS."

The PERQS are riskier than ordinary debt securities. See "Risk Factors" beginning on PS-5.
                            -----------------------
                             PRICE $28.59 PER PERQS
                            -----------------------

                        Price            Agent's          Proceeds to
                     to Public(1)      Commissions       the Company(1)
                     ------------      -----------       --------------
Per PERQS.....         $28.59             $0.02             $28.57
Total.........     $50,000,021.76      $34,977.28       $49,965,044.48

---------
(1)   Plus accrued interest, if any, from the Original Issue Date.


                           MORGAN STANLEY DEAN WITTER

                      (This page intentionally left blank)

                         SUMMARY OF PRICING SUPPLEMENT

     The following summary describes the PERQS we are offering to you in general terms only. You should read the summary together with the more detailed information that is contained in the rest of this pricing supplement and in the accompanying prospectus and prospectus supplement. You should carefully consider, among other things, the matters set forth in "Risk Factors."

     The PERQS offered are medium-term debt securities of Morgan Stanley Dean Witter & Co. The return on the PERQS is linked to the performance of Intel Corporation common stock, which we refer to as Intel Stock. The PERQS also provide fixed quarterly payments at an annual rate of 9% based on the principal amount of each PERQS. Unlike ordinary debt securities, PERQS do not guarantee the return of principal at maturity. Instead the PERQS pay a number of shares of Intel Stock at maturity, the value of which may be more or less than the principal amount of the PERQS depending on the performance of Intel Stock, either up or down, subject to a cap based on the market price of Intel Stock as of May 28, 2002. We may not redeem the PERQS prior to maturity.

     "Performance Equity-linked Redemption Quarterly-pay Securities" and "PERQS" are our service marks.

Each PERQS                 We, Morgan Stanley Dean Witter & Co., are offering 9% Performance Equity-linked
costs $28.59               Redemption Quarterly-pay Securities[SM] due May 30, 2002, Mandatorily Exchangeable for
                           Shares of Common Stock of Intel Corporation, which we refer to as the PERQS[SM]. The principal amount and issue price of each PERQS is $28.59, which is just under the closing price of Intel Stock on May 17, 2001, the day we offered the PERQS for initial sale to the public.

No guaranteed              Unlike ordinary debt securities, the PERQS do not guarantee any return of principal at
return of principal        maturity. Instead the PERQS will pay a number of shares of Intel Stock at maturity, the value of which may be more or less than the principal amount of the PERQS, subject to a cap based on the market price of Intel Stock at maturity.  Investing in PERQS is not equivalent to investing in Intel Stock.

9% interest on the         We will pay interest on the PERQS, at the rate of 9% of the principal amount per year,
principal amount           quarterly on August 30, 2001, November 30, 2001, February 28, 2002 and May 30, 2002. The
                           interest rate we pay on the PERQS is more than the current dividend rate on Intel Stock. The
                           PERQS will mature on May 30, 2002.

Your appreciation          The appreciation potential of each PERQS is limited by the cap price. The cap price is $41.60,
potential is capped        or 145.5% of the issue price of the PERQS (the "Cap Price"). The maximum you can receive at maturity is Intel Stock worth $41.60 per PERQS as of May 28, 2002.

Payout at maturity         At maturity, for each $28.59 principal amount of PERQS you hold, we will give to you a number of shares of Intel Stock equal to the exchange ratio. The initial exchange ratio is one share of Intel Stock per PERQS and may be adjusted as follows:

                                                                    Exchange Ratio Adjustment

                                The exchange ratio will be adjusted downward at maturity if the market price of Intel
                                Stock on May 28, 2002 exceeds the Cap Price.

                                The adjusted exchange ratio will be calculated as follows:

                                  Exchange Ratio  =  Initial Exchange  x                  Cap Price
                                    at Maturity           Ratio           -----------------------------------------
                                                                          Intel Stock Closing Price on May 28, 2002

                              If the market price of Intel Stock on May 28, 2002 is the same as or less than the Cap
                              Price, we will not adjust the exchange ratio.

                           You can review the historical prices of Intel Stock in the "Historical Information" section of this pricing supplement.


                                                           PS-3


                           During the life of the PERQS, Morgan Stanley & Co. Incorporated or its successors, which we refer to as MS & Co., acting as calculation agent, may also make adjustments to the effective exchange ratio to reflect the occurrence of certain corporate events that could affect the market price of Intel Stock. You should read about these adjustments in the sections called
                           "Description of PERQS--Exchange at Maturity," "--Exchange Factor" and "--Antidilution
                           Adjustments."

MS & Co. will be the       We have appointed our affiliate, MS & Co., to act as calculation agent for The Chase
Calculation Agent          Manhattan Bank, the trustee for our senior notes. As calculation agent, MS & Co. will determine the exchange ratio and calculate the amount of Intel Stock that you will receive at maturity.

No affiliation with        Intel Corporation is not an affiliate of ours and is not involved with this offering in any way.
Intel Corporation          The obligations represented by the PERQS are obligations of Morgan Stanley Dean Witter &
                           Co. and not of Intel Corporation.

Where you can find more    The PERQS are senior notes issued as part of our Series C medium-term note program.  You
information on the PERQS   can find a general description of our Series C medium-term note program in the accompanying prospectus supplement dated January 24, 2001.  We describe the basic features of this type of note in the sections called "Description of Notes--Fixed Rate Notes" and "--Exchangeable
                           Notes."

                           For a detailed description of the terms of the PERQS, including the specific mechanics and timing of the exchange ratio adjustment, you should read the "Description of
                           PERQS" section in this pricing supplement.  You should also read about some of the risks involved in investing in PERQS in the section called "Risk Factors."  The tax and accounting treatment of investments in equity-linked notes such as the PERQS may differ from that of investments in ordinary debt securities or common stock.  We urge you to consult with your investment, legal, tax, accounting and other advisors with regard to any proposed or actual investment in the PERQS.

How to reach us            You may contact us at our principal executive offices at 1585 Broadway, New York, New
                           York 10036 (telephone number (212) 761-4000).

                                  RISK FACTORS

     The PERQS are not secured debt and are riskier than ordinary debt securities. Because the return to investors is linked to the performance of Intel Stock, there is no guaranteed return of principal. Investing in PERQS is not equivalent to investing directly in Intel Stock. This section describes the most significant risks relating to the PERQS. You should carefully consider whether the PERQS are suited to your particular circumstances before you decide to purchase them.

PERQS Are Not Ordinary                  The PERQS combine features of equity and debt. The terms of the PERQS
Senior Notes --                         differ from those of ordinary debt securities in that we will not pay you a fixed
No Guaranteed Return of                 amount at maturity. Our payout to you at maturity will be a number of shares of
Principal                               Intel Stock based on the market price of Intel Stock at maturity. If the market price of Intel Stock at maturity is less than the price of Intel Stock at the time we priced the PERQS on May 17, 2001, we will pay you an amount of
                                        Intel Stock with a value less than the principal amount of the PERQS.

Your Appreciation                       The appreciation potential of the PERQS is limited because of the cap price.
Potential Is Limited                    Even though the $28.59 issue price of one PERQS is just under the closing price of one share of Intel Stock on May 17, 2001, you may receive less than one share of Intel Stock per PERQS at maturity if the initial exchange ratio of one share of
                                        Intel Stock per PERQS has been adjusted downwards.

                                        The exchange ratio and the market price of Intel Stock at maturity will be determined on May 28, 2002, which is the second scheduled trading day prior to maturity of the PERQS. If the price of Intel Stock is lower on the actual maturity date than it was on May 28, 2002, the value of any Intel Stock you receive will be less than it would have been had you received it on May 28, 2002. Under no circumstances will you receive an amount of Intel Stock for each PERQS worth more than $41.60 as of such second scheduled trading day prior to maturity.

Secondary Trading                       The PERQS will not be listed on an organized securities exchange. There may
May Be Limited                          be little or no secondary market for the PERQS. Even if there is a secondary market, it may not provide significant liquidity. MS & Co. currently intends to act as a market maker for the PERQS but is not required to do so.

Market Price of the PERQS               Several factors, many of which are beyond our control, will influence the value
Influenced by Many                      of the PERQS. We expect that generally the market price of Intel Stock on
Unpredictable Factors                   any day will affect the value of the PERQS more than any other single factor. Because the exchange ratio for the PERQS may be adjusted based on the closing price of Intel Stock on May 28, 2002, however, the PERQS may trade differently than Intel Stock. Other factors that may influence the value of the
                                        PERQS include:

                                        o the volatility (frequency and magnitude of changes in price) of Intel Stock

                                        o the dividend rate on Intel Stock

                                        o economic, financial, political, regulatory or judicial events that affect stock markets generally and which may affect the market price of Intel Stock

                                        o interest and yield rates in the market

                                        o the time remaining to the maturity of the PERQS

                                        o our creditworthiness


                                      PS-5


                                        Some or all of these factors will influence the price you will receive if you sell your PERQS prior to maturity. For example, you may have to sell your PERQS at a substantial discount from the principal amount if the market price of Intel
                                        Stock is at, below, or not sufficiently above the issue price of the PERQS.

                                        You cannot predict the future performance of Intel Stock based on its historical performance. The price of Intel Stock may decrease so that you will receive at maturity an amount of Intel Stock worth less than the principal amount of the
                                        PERQS. We cannot guarantee that the price of Intel Stock will increase so that you will receive at maturity an amount of Intel Stock worth more than the principal amount of the PERQS.

No Affiliation with                     We are not affiliated with Intel Corporation. Although we do not have any non-
Intel Corporation                       public information about Intel Corporation as of the date of this pricing supplement, we or our subsidiaries may presently or from time to time engage in business with Intel Corporation, including extending loans to, or making equity investments in, Intel Corporation or providing advisory services to Intel
                                        Corporation, including merger and acquisition advisory services. Moreover, we have no ability to control or predict the actions of Intel Corporation, including any corporate actions of the type that would require the calculation agent to adjust the payout to you at maturity. Intel Corporation is not involved in the offering of the PERQS in any way and has no obligation to consider your interest as an owner of PERQS in taking any corporate actions that might affect the value of your PERQS. None of the money you pay for the PERQS will go to Intel
                                        Corporation.

You Have No                             As an owner of PERQS, you will not have voting rights or rights to receive
Shareholder Rights                      dividends or other distributions or any other rights with respect to Intel Stock.

The Antidilution                        MS & Co., as calculation agent, will adjust the amount payable at maturity for
Adjustments We Are                      certain events affecting Intel Stock, such as stock splits and stock dividends, and
Required to Make Do Not                 certain other corporate actions involving Intel Corporation, such as mergers.
Cover Every Corporate                   However, the calculation agent is not required to make an adjustment for every
Event that Can Affect Intel             corporate event that can affect Intel Stock. For example, the calculation agent is
Stock                                   not required to make any adjustments if Intel Corporation or anyone else makes a partial tender or partial exchange offer for Intel Stock. If an event occurs that does not require the calculation agent to adjust the amount of Intel Stock payable at maturity, the market price of the PERQS may be materially and adversely affected. In addition, the calculation agent may, but is not required to, make adjustments for corporate events that can affect Intel Stock other than those contemplated in this pricing supplement. Such adjustments will be made to reflect the consequences of events but not with the aim of changing relative investment risk. The determination by the calculation agent to adjust, or not to adjust, the exchange factor may materially and adversely affect the market price of the PERQS.


                                      PS-6


Adverse Economic Interests              As calculation agent, our affiliate MS & Co. will calculate the payout to you at
of the Calculation Agent and            maturity of the PERQS. We expect that MS & Co. and other affiliates will carry
Its Affiliates May Influence            out hedging activities related to the PERQS (and possibly to other instruments
Determinations                          linked to Intel Stock), including trading in Intel Stock as well as in other instruments related to Intel Stock. Any of these hedging activities and MS &
                                        Co.'s affiliation with us could influence MS & Co.'s determinations as calculation agent, including with respect to adjustments to the exchange factor.
                                        MS & Co. and some of our other subsidiaries also trade Intel Stock and other financial instruments related to Intel Stock on a regular basis as part of their general broker-dealer and other businesses. Any such trading activity could potentially affect the price of Intel Stock and, accordingly, could affect your payout on the PERQS.

Because the Characterization            You should also consider the tax consequences of investing in the PERQS.
of the PERQS for Federal                There is no direct legal authority as to the proper tax treatment of the PERQS,
Income Tax Purposes Is                  and therefore significant aspects of the tax treatment of the PERQS are uncertain.
Uncertain, the Material                 Pursuant to the terms of the PERQS, MSDW and you agree to treat a PERQS as
Federal Income Tax                      an investment unit consisting of (i) a forward contract pursuant to which you
Consequences of an                      agree to purchase Intel Stock from us at maturity and (ii) a deposit with us of a
Investment in the PERQS                 fixed amount of cash to secure your obligation under the forward contract, as
Are Uncertain                           described in "Description of PERQS--United States Federal Income
                                        Taxation--General."  If the Internal Revenue Service (the "IRS") were successful in asserting an alternative characterization for the PERQS, the timing and character of income on the PERQS and your basis for Intel Stock received in exchange for the PERQS may differ. We do not plan to request a ruling from the
                                        IRS regarding the tax treatment of the PERQS, and the IRS or a court may not agree with the tax treatment described in this pricing supplement. Please read carefully the section "Description of PERQS--United States Federal Income
                                        Taxation" in this pricing supplement.

                              DESCRIPTION OF PERQS

Terms not defined herein have the meanings given to such terms in the accompanying prospectus supplement. The term "PERQS" refers to each $28.59 principal amount of our 9% PERQS due May 30, 2002, Mandatorily Exchangeable for Shares of Common Stock of Intel Corporation. In this pricing supplement, the terms "MSDW," "we," "us" and "our" refer to Morgan Stanley Dean Witter & Co.

Principal Amount............................     $50,000,021.76

Maturity Date...............................     May 30, 2002

Interest Rate...............................     9% per annum (equivalent to $2.5731 per annum per PERQS)

Interest Payment Dates......................     August 30, 2001, November 30, 2001, February 28, 2002 and May
                                                 30, 2002.

Record Date.................................     The Record Date for each Interest Payment Date, including the
                                                 Maturity Date, will be the date 15 calendar days prior to such
                                                 Interest Payment Date, whether or not that date is a Business Day.

Specified Currency..........................     U.S. Dollars

Issue Price.................................     $28.59 per PERQS

Original Issue Date (Settlement Date).......     May 24, 2001

CUSIP.......................................     61744Y595

Denominations...............................     $28.59 and integral multiples thereof

Cap Price...................................     $41.60 (145.5% of the Issue Price)

Maturity Price..............................     Maturity Price means the product of (i) the Market Price of one share of Intel Stock and (ii) the Exchange Factor, each determined as of the second scheduled Trading Day prior to maturity.

Exchange at Maturity........................     At maturity, upon delivery of each PERQS to the Trustee, we will apply the $28.59 principal amount of each PERQS as payment for a number of shares of Intel Stock at the Exchange Ratio. The Exchange Ratio,
                                                 initially set at 1.0, is subject to adjustment at maturity in order to cap the value of Intel Stock to be received upon delivery of the PERQS at $41.60 per PERQS (145.5% of the Issue Price). Solely for purposes of adjustment upon the occurrence of certain corporate events, the number of shares of Intel Stock to be delivered at maturity will also be adjusted by an Exchange Factor, initially set at 1.0. See "--Exchange
                                                 Factor" and "--Antidilution Adjustments" below.

                                                 If the Maturity Price is less than or equal to the Cap Price, no adjustment to the Exchange Ratio will be made. If the Maturity Price exceeds the Cap Price, the Exchange Ratio will be adjusted so that the final Exchange Ratio will equal the product of (i) the initial Exchange
                                                 Ratio and (ii) a fraction the numerator of which will be the Cap Price and the denominator of which


                                      PS-8


                                                 will be the Maturity Price.

                                                 All calculations with respect to the Exchange Ratio for the PERQS will be rounded to the nearest one hundred-thousandth, with five one-millionths rounded upwards (e.g., .876545 would be rounded to
                                                 .87655), and all dollar amounts related to payouts at maturity resulting from such calculations will be rounded to the nearest cent with one-half cent being rounded upwards.

                                                 We shall, or shall cause the Calculation Agent to, (i) provide written notice to the Trustee and to the Depositary, on or prior to 10:30 a.m.
                                                 on the Trading Day immediately prior to maturity of the PERQS, of the amount of Intel Stock to be delivered with respect to the $28.59 principal amount of each PERQS and (ii) deliver such shares of Intel
                                                 Stock (and cash in respect of interest and any fractional shares of
                                                 Intel Stock) to the Trustee for delivery to the holders. The
                                                 Calculation Agent shall determine the Exchange Ratio applicable at the maturity of the PERQS and calculate the Exchange Factor.

No Fractional Shares........................     Upon delivery of the PERQS to the Trustee at maturity (including as a result of acceleration under the terms of the senior indenture), we will deliver the aggregate number of shares of Intel Stock due with respect to all of such PERQS, as described above, but we will pay cash in lieu of delivering any fractional share of Intel Stock in an amount equal to the corresponding fractional Market Price of such fraction of a share of Intel Stock as determined by the
                                                 Calculation Agent as of the second scheduled Trading Day prior to maturity of the PERQS.

Exchange Factor.............................     The Exchange Factor will be set initially at 1.0, but will be subject to adjustment upon the occurrence of certain corporate events affecting Intel Stock through and including the second scheduled
                                                 Trading Day prior to maturity.  See "--Antidilution Adjustments"
                                                 below.

Market Price................................     If Intel Stock (or any other security for which a Market Price must be determined) is listed on a national securities exchange, is a security of the Nasdaq National Market or is included in the OTC
                                                 Bulletin Board Service ("OTC Bulletin Board") operated by the
                                                 National Association of Securities Dealers, Inc. (the "NASD"), the
                                                 Market Price for one share of Intel Stock (or one unit of any such other security) on any Trading Day means (i) the last reported sale price, regular way, of the principal trading session on such day on the principal United States securities exchange registered under the
                                                 Securities Exchange Act of 1934, as amended (the "Exchange
                                                 Act"), on which Intel Stock (or any such other security) is listed or admitted to trading or (ii) if not listed or admitted to trading on any such securities exchange or if such last reported sale price is not obtainable (even if Intel Stock (or any such other security) is listed or admitted to trading on such securities exchange), the last reported sale price of the principal trading session on the over-the-
                                                 counter market as reported on the Nasdaq National Market or OTC


                                      PS-9


                                                 Bulletin Board on such day. If the last reported sale price of the principal trading session is not available pursuant to clause (i) or
                                                 (ii) of the preceding sentence because of a Market Disruption Event or otherwise, the Market Price for any Trading Day shall be the mean, as determined by the Calculation Agent, of the bid prices for Intel Stock
                                                 (or any such other security) obtained from as many dealers in such security, but not exceeding three, as will make such bid prices available to the Calculation Agent. Bids of MS & Co. or any of its
                                                 affiliates may be included in the calculation of such mean, but only to the extent that any such bid is the highest of the bids obtained. A
                                                 "security of the Nasdaq National Market" shall include a security included in any successor to such system and the term "OTC Bulletin
                                                 Board Service" shall include any successor service thereto.

Trading Day.................................     A day, as determined by the Calculation Agent, on which trading is generally conducted on the New York Stock Exchange, Inc.
                                                 ("NYSE"), the American Stock Exchange LLC, the Nasdaq
                                                 National Market, the Chicago Mercantile Exchange and the
                                                 Chicago Board of Options Exchange and in the over-the-counter market for equity securities in the United States.

Acceleration Event..........................     If on any date the product of the Market Price per share of Intel
                                                 Stock and the Exchange Factor is less than $4.00, the maturity date of the PERQS will be deemed to be accelerated to such date, and we will apply the $28.59 principal amount of each PERQS as payment for a number of shares of Intel Stock at the Exchange
                                                 Ratio, as adjusted by the then current Exchange Factor.  See also
                                                 "--Antidilution Adjustments" below.

Optional Redemption.........................     We will not redeem the PERQS prior to the Maturity Date.

Book Entry Note or Certificated Note........     Book Entry

Senior Note or Subordinated Note............     Senior

Trustee.....................................     The Chase Manhattan Bank

Agent for the underwritten offering of
     PERQS..................................     MS & Co.

Calculation Agent...........................     MS & Co.

                                                 All determinations made by the Calculation Agent will be at the sole discretion of the Calculation Agent and will, in the absence of manifest error, be conclusive for all purposes and binding on you and on us.

                                                 Because the Calculation Agent is our affiliate, the economic interests of the Calculation Agent and its affiliates may be adverse to your interests as an owner of the PERQS, including with respect to certain determinations and judgments that the Calculation Agent must make in making adjustments to the Exchange Factor or other antidilution adjustments or determining any Market Price or


                                     PS-10


                                                 whether a Market Disruption Event has occurred. See "--Antidilution
                                                 Adjustments" and "--Market Disruption Event" below. MS & Co. is obligated to carry out its duties and functions as Calculation Agent in good faith and using its reasonable judgment.

Antidilution Adjustments....................     The Exchange Factor will be adjusted as follows:

                                                 1. If Intel Stock is subject to a stock split or reverse stock split, then once such split has become effective, the Exchange Factor will be adjusted to equal the product of the prior Exchange Factor and the number of shares issued in such stock split or reverse stock split with respect to one share of Intel Stock.

                                                 2. If Intel Stock is subject (i) to a stock dividend (issuance of additional shares of Intel Stock) that is given ratably to all holders of shares of Intel Stock or (ii) to a distribution of Intel Stock as a result of the triggering of any provision of the corporate charter of
                                                 Intel Corporation ("Intel"), then once the dividend has become effective and Intel Stock is trading ex-dividend, the Exchange Factor will be adjusted so that the new Exchange Factor shall equal the prior
                                                 Exchange Factor plus the product of (i) the number of shares issued with respect to one share of Intel Stock and (ii) the prior Exchange
                                                 Factor.

                                                 3. There will be no adjustments to the Exchange Factor to reflect cash dividends or other distributions paid with respect to Intel Stock other than distributions described in clauses (i) and (v) of paragraph 5 below and Extraordinary Dividends as described below. A cash dividend or other distribution with respect to Intel Stock will be deemed to be an "Extraordinary Dividend" if such dividend or other distribution exceeds the immediately preceding non-Extraordinary Dividend for Intel
                                                 Stock by an amount equal to at least 10% of the Market Price of Intel
                                                 Stock (as adjusted for any subsequent corporate event requiring an adjustment hereunder, such as a stock split or reverse stock split) on the Trading Day preceding the ex-dividend date for the payment of such
                                                 Extraordinary Dividend (the "ex-dividend date"). If an Extraordinary
                                                 Dividend occurs with respect to Intel Stock, the Exchange Factor with respect to Intel Stock will be adjusted on the ex-dividend date with respect to such Extraordinary Dividend so that the new Exchange Factor will equal the product of (i) the then current Exchange Factor and (ii)
                                                 a fraction, the numerator of which is the Market Price on the Trading
                                                 Day preceding the ex-dividend date, and the denominator of which is the amount by which the Market Price on the Trading Day preceding the ex-dividend date exceeds the Extraordinary Dividend Amount. The
                                                 "Extraordinary Dividend Amount" with respect to an Extraordinary
                                                 Dividend for Intel Stock will equal (i) in the case of cash dividends or other distributions that constitute regular dividends, the amount per share of such Extraordinary Dividend minus the amount per share of the immediately preceding non-Extraordinary Dividend for Intel Stock or
                                                 (ii) in the case of cash dividends or other distributions that do not constitute regular dividends, the amount per share of such


                                     PS-11


                                                 Extraordinary Dividend. To the extent an Extraordinary Dividend is not paid in cash, the value of the non-cash component will be determined by the Calculation Agent, whose determination shall be conclusive. A distribution on Intel Stock described in clause (i) or clause (v) of paragraph 5 below that also constitutes an Extraordinary Dividend shall cause an adjustment to the Exchange Factor pursuant only to clause (i)
                                                 or clause (v) of paragraph 5, as applicable.

                                                 4. If Intel issues rights or warrants to all holders of Intel Stock to subscribe for or purchase Intel Stock at an exercise price per share less than the Market Price of Intel Stock on both (i) the date the exercise price of such rights or warrants is determined and (ii) the expiration date of such rights or warrants, and if the expiration date of such rights or warrants precedes the maturity of the PERQS, then the
                                                 Exchange Factor will be adjusted to equal the product of the prior
                                                 Exchange Factor and a fraction, the numerator of which shall be the number of shares of Intel Stock outstanding immediately prior to the issuance of such rights or warrants plus the number of additional shares of Intel Stock offered for subscription or purchase pursuant to such rights or warrants and the denominator of which shall be the number of shares of Intel Stock outstanding immediately prior to the issuance of such rights or warrants plus the number of additional shares of Intel Stock which the aggregate offering price of the total number of shares of Intel Stock so offered for subscription or purchase pursuant to such rights or warrants would purchase at the Market Price on the expiration date of such rights or warrants, which shall be determined by multiplying such total number of shares offered by the exercise price of such rights or warrants and dividing the product so obtained by such Market Price.

                                                 5. If (i) there occurs any reclassification or change of Intel Stock, including, without limitation, as a result of the issuance of any tracking stock by Intel, (ii) Intel or any surviving entity or subsequent surviving entity of Intel (an "Intel Successor") has been subject to a merger, combination or consolidation and is not the surviving entity, (iii) any statutory exchange of securities of Intel or any Intel Successor with another corporation occurs (other than pursuant to clause (ii) above), (iv) Intel is liquidated, (v) Intel issues to all of its shareholders equity securities of an issuer other than Intel (other than in a transaction described in clauses (ii),
                                                 (iii) or (iv) above) (a "Spin-off Event") or (vi) a tender or exchange offer or going-private transaction is consummated for all the outstanding shares of Intel Stock (any such event in clauses (i)
                                                 through (vi), a "Reorganization Event"), the method of determining the amount payable upon exchange at maturity for each PERQS will be adjusted to provide that each holder of PERQS will receive at maturity, in respect of the $28.59 principal amount of each PERQS, securities, cash or any other assets distributed to holders of Intel Stock in or as a result of any such Reorganization Event, including (i) in the case of the issuance of tracking stock, the reclassified share of Intel Stock,
                                                 (ii) in the case of a Spin-off Event, the share of Intel Stock with respect to which the spun-off security


                                     PS-12


                                                 was issued, and (iii) in the case of any other Reorganization Event where Intel Stock continues to be held by the holders receiving such distribution, the Intel Stock (collectively, the "Exchange Property"), in an amount with a value equal to the product of the final Exchange
                                                 Ratio and the Transaction Value. In addition, following a
                                                 Reorganization Event, the method of determining the Maturity Price will be adjusted so that the Maturity Price will mean the Transaction Value as of the second scheduled Trading Day prior to maturity.
                                                 Notwithstanding the above, if the Exchange Property received in any such Reorganization Event consists only of cash, the maturity date of the PERQS will be deemed to be accelerated to the date on which such cash is distributed to holders of Intel Stock and holders will receive in lieu of any Intel Stock and as liquidated damages in full satisfaction of MSDW's obligations under the PERQS the product of (i)
                                                 the Transaction Value as of such date and (ii) the Exchange Ratio adjusted as if such date were the second scheduled Trading Day prior to maturity. If Exchange Property consists of more than one type of property, holders of PERQS will receive at maturity a pro rata share of each such type of Exchange Property. If Exchange Property includes a cash component, holders will not receive any interest accrued on such cash component. "Transaction Value" at any date means (i) for any cash received in any such Reorganization Event, the amount of cash received per share of Intel Stock, as adjusted by the Exchange Factor at the time of such Reorganization Event, (ii) for any property other than cash or securities received in any such Reorganization Event, the market value, as determined by the Calculation Agent, as of the date of receipt, of such Exchange Property received for each share of Intel
                                                 Stock, as adjusted by the Exchange Factor at the time of such
                                                 Reorganization Event and (iii) for any security received in any such
                                                 Reorganization Event, an amount equal to the Market Price, as of the date on which the Transaction Value is determined, per share of such security multiplied by the quantity of such security received for each share of Intel Stock, as adjusted by the Exchange Factor at the time of such Reorganization Event. In the event Exchange Property consists of securities, those securities will, in turn, be subject to the antidilution adjustments set forth in paragraphs 1 through 5.

                                                 For purposes of paragraph 5 above, in the case of a consummated tender or exchange offer or going-private transaction involving Exchange
                                                 Property of a particular type, Exchange Property shall be deemed to include the amount of cash or other property paid by the offeror in the tender or exchange offer with respect to such Exchange Property (in an amount determined on the basis of the rate of exchange in such tender or exchange offer or going-private transaction). In the event of a tender or exchange offer or a going- private transaction with respect to Exchange Property in which an offeree may elect to receive cash or other property, Exchange Property shall be deemed to include the kind and amount of cash and other property received by offerees who elect to receive cash.


                                     PS-13


                                                 No adjustments to the Exchange Factor will be required unless such adjustment would require a change of at least 0.1% in the Exchange
                                                 Factor then in effect. The Exchange Factor resulting from any of the adjustments specified above will be rounded to the nearest one hundred-thousandth with five one-millionths being rounded upward.

                                                 No adjustments to the Exchange Factor or method of calculating the
                                                 Exchange Ratio will be required other than those specified above. The adjustments specified above do not cover all events that could affect the Market Price of Intel Stock, including, without limitation, a partial tender or exchange offer for Intel Stock. However, we may, at our sole discretion, cause the Calculation Agent to make additional changes to the Exchange Factor upon the occurrence of corporate or other similar events that affect or could potentially affect market prices of, or shareholders' rights in, Intel Stock (or other Exchange
                                                 Property) but only to reflect such changes, and not with the aim of changing relative investment risk.

                                                 Notwithstanding the foregoing, the amount payable by us at maturity with respect to each PERQS, determined as of the second scheduled
                                                 Trading Day prior to maturity, will not under any circumstances exceed an amount of Intel Stock having a market value of $41.60 as of such second scheduled Trading Day.

                                                 The Calculation Agent shall be solely responsible for the determination and calculation of any adjustments to the Exchange Factor or method of calculating the Exchange Ratio and of any related determinations and calculations with respect to any distributions of stock, other securities or other property or assets (including cash) in connection with any corporate event described in paragraph 5 above, and its determinations and calculations with respect thereto shall be conclusive in the absence of manifest error.

                                                 The Calculation Agent will provide information as to any adjustments to the Exchange Factor or to the method of calculating the amount payable upon exchange at maturity of the PERQS in accordance with paragraph 5 above upon written request by any holder of the PERQS.

Market Disruption Event.....................     "Market Disruption Event" means, with respect to Intel Stock:

                                                    (i) a suspension, absence or material limitation of trading of Intel
                                                    Stock on the primary market for Intel Stock for more than two hours of trading or during the one-half hour period preceding the close of the principal trading session in such market; or a breakdown or failure in the price and trade reporting systems of the primary market for Intel Stock as a result of which the reported trading prices for Intel Stock during the last one-half hour preceding the close of the principal trading session in such market are materially inaccurate; or the suspension, absence or material limitation of trading on the primary market for trading in options contracts


                                     PS-14


                                                    related to Intel Stock, if available, during the one-half hour period preceding the close of the principal trading session in the applicable market, in each case as determined by the Calculation
                                                    Agent in its sole discretion; and

                                                    (ii) a determination by the Calculation Agent in its sole discretion that any event described in clause (i) above materially interfered with the ability of MSDW or any of its affiliates to unwind or adjust all or a material portion of the hedge with respect to the
                                                    PERQS.

                                                 For purposes of determining whether a Market Disruption Event has occurred: (1) a limitation on the hours or number of days of trading will not constitute a Market Disruption Event if it results from an announced change in the regular business hours of the relevant exchange, (2) a decision to permanently discontinue trading in the relevant option contract will not constitute a Market Disruption Event,
                                                 (3) limitations pursuant to NYSE Rule 80A (or any applicable rule or regulation enacted or promulgated by the NYSE, any other
                                                 self-regulatory organization or the Securities and Exchange Commission
                                                 (the "Commission") of scope similar to NYSE Rule 80A as determined by the Calculation Agent) on trading during significant market fluctuations shall constitute a suspension, absence or material limitation of trading, (4) a suspension of trading in options contracts on Intel Stock by the primary securities market trading in such options, if available, by reason of (x) a price change exceeding limits set by such securities exchange or market, (y) an imbalance of orders relating to such contracts or (z) a disparity in bid and ask quotes relating to such contracts will constitute a suspension, absence or material limitation of trading in options contracts related to Intel
                                                 Stock and (5) a suspension, absence or material limitation of trading on the primary securities market on which options contracts related to
                                                 Intel Stock are traded will not include any time when such securities market is itself closed for trading under ordinary circumstances.

Alternate Exchange Calculation
in case of an Event of Default..............     In case an event of default with respect to the PERQS shall have occurred and be continuing, the amount declared due and payable per PERQS upon any acceleration of the PERQS shall be
                                                 determined by the Calculation Agent and shall be equal to the product of (i) the Market Price of Intel Stock as of the date of such acceleration and (ii) the Exchange Ratio adjusted as if such date were the second scheduled Trading Day prior to maturity.

Intel Stock; Public Information.............     Intel is a semiconductor chip maker and supplies the computing and communications industries with chips, boards, and systems building blocks that are integral to computers, servers and networking and communications products.  Intel Stock is registered under the Exchange Act.  Companies with securities registered under the Exchange Act are required to file periodically certain financial and other information specified by the Commission.
                                                 Information provided to or filed with the Commission can be


                                     PS-15


                                                 inspected and copied at the public reference facilities maintained by the Commission at Room 1024, 450 Fifth Street, N.W., Washington, D.C.
                                                 20549 or at its Regional Offices located at Suite 1400, Citicorp
                                                 Center, 500 West Madison Street, Chicago, Illinois 60661 and at Seven
                                                 World Trade Center, 13th Floor, New York, New York 10048, and copies of such material can be obtained from the Public Reference Section of the
                                                 Commission, 450 Fifth Street, N.W., Washington, D.C. 20549, at
                                                 prescribed rates. In addition, information provided to or filed with the Commission electronically can be accessed through a website maintained by the Commission. The address of the Commission's website is http://www.sec.gov. Information provided to or filed with the
                                                 Commission by Intel pursuant to the Exchange Act can be located by reference to Commission file number 0-6217. In addition, information regarding Intel may be obtained from other sources including, but not limited to, press releases, newspaper articles and other publicly disseminated documents. We make no representation or warranty as to the accuracy or completeness of such information.

                                                 This pricing supplement relates only to the PERQS offered hereby and does not relate to Intel Stock or other securities of Intel. We have derived all disclosures contained in this pricing supplement regarding
                                                 Intel from the publicly available documents described in the preceding paragraph. Neither we nor the Agent has participated in the preparation of such documents or made any due diligence inquiry with respect to
                                                 Intel in connection with the offering of the PERQS. Neither we nor the
                                                 Agent makes any representation that such publicly available documents or any other publicly available information regarding Intel is accurate or complete. Furthermore, we cannot give any assurance that all events occurring prior to the date hereof (including events that would affect the accuracy or completeness of the publicly available documents described in the preceding paragraph) that would affect the trading price of Intel Stock (and therefore the Issue Price, the Cap Price and the maximum appreciation amount) have been publicly disclosed.
                                                 Subsequent disclosure of any such events or the disclosure of or failure to disclose material future events concerning Intel could affect the value received at maturity with respect to the PERQS and therefore the trading prices of the PERQS.

                                                 Neither we nor any of our affiliates makes any representation to you as to the performance of Intel Stock.

                                                 We and/or our subsidiaries may presently or from time to time engage in business with Intel, including extending loans to, or making equity investments in, Intel or providing advisory services to Intel, including merger and acquisition advisory services. In the course of such business, we and/or our subsidiaries may acquire non-public information with respect to Intel and, in addition, one or more of our affiliates may publish research reports with respect to Intel. The statement in the preceding sentence is not intended to affect the rights of holders of the PERQS under the securities laws.


                                     PS-16


                                                 As a prospective purchaser of a PERQS, you should undertake an independent investigation of Intel as in your judgment is appropriate to make an informed decision with respect to an investment in Intel
                                                 Stock.

Historical Information......................     The following table sets forth the published high and low Market
                                                 Prices of and dividends paid per share on Intel Stock during 1998,
                                                 1999, 2000 and 2001 through May 17, 2001.  The Market Price of
                                                 Intel Stock on May 17, 2001 was $28.60.  We obtained the Market
                                                 Prices and dividends listed below from Bloomberg Financial
                                                 Markets and we believe such information to be accurate.  You should not take the historical prices of Intel Stock as an indication of future performance.  The price of Intel Stock may decrease so that at maturity you will receive shares of Intel Stock worth less than the principal amount of the PERQS.  We cannot give you any assurance that the price of Intel Stock will increase so that at maturity you will receive an amount in excess of the principal amount of the PERQS.  Because your return is linked to the Market
                                                 Price of Intel Stock on May 28, 2002, there is no guaranteed return of principal.  To the extent that the Maturity Price of Intel Stock is less than the Issue Price of the PERQS and the shortfall is not offset by the coupon paid on the PERQS, you will lose money on your investment.

                                                                                 High       Low           Dividends
                                                                                 ----       ---           ---------
                                                 (CUSIP 458140100)
                                                 1998
                                                 First Quarter.................. $23.55     $17.97        $0.0075
                                                 Second Quarter.................  21.20      16.48         0.0075
                                                 Third Quarter..................  22.86      17.80         0.0075
                                                 Fourth Quarter.................  31.25      19.61         0.0100
                                                 1999
                                                 First Quarter..................  35.23      27.45         0.0100
                                                 Second Quarter.................  33.03      25.25         0.0150
                                                 Third Quarter..................  44.66      31.44         0.0150
                                                 Fourth Quarter.................  42.53      32.56         0.0150
                                                 2000
                                                 First Quarter..................  72.03      39.38         0.0150
                                                 Second Quarter.................  69.50      53.03         0.0150
                                                 Third Quarter..................  74.88      41.56         0.0200
                                                 Fourth Quarter.................  46.69      30.06         0.0200
                                                 2001
                                                 First Quarter..................  37.81      24.63         0.0200
                                                 Second Quarter (through May 17,
                                                    2001).......................  32.49      22.63         0.0200

                                                 Historical prices and dividends have been adjusted for two 2 for 1 stock splits, which became effective in the second quarter of 1999 and the third quarter of 2000, respectively.

                                                 We make no representation as to the amount of dividends, if any, that
                                                 Intel will pay in the future. In any event, as a holder of the PERQS, you will not be entitled to receive dividends, if any, that may be payable on Intel Stock.

Use of Proceeds and Hedging.................     The net proceeds we receive from the sale of the PERQS will be used for general corporate purposes and, in part, by us or by one or more of our subsidiaries in connection with hedging our obligations


                                     PS-17


                                                 under the PERQS. See also "Use of Proceeds" in the accompanying prospectus.

                                                 On the date of this pricing supplement, we, through our subsidiaries or others, hedged our anticipated exposure in connection with the PERQS by taking positions in Intel Stock and other instruments. Purchase activity could have potentially increased the price of Intel Stock, and therefore effectively have increased the level at which Intel Stock must trade before you would receive at maturity an amount of Intel
                                                 Stock worth as much as or more than the principal amount of the PERQS.
                                                 Through our subsidiaries, we are likely to modify our hedge position throughout the life of the PERQS by purchasing and selling Intel Stock, options contracts on Intel Stock listed on major securities markets or positions in any other available securities or instruments that we may wish to use in connection with such hedging activities. Although we have no reason to believe that our hedging activity had or will have a material impact on the price of Intel stock, we cannot give any assurance that we did not, or in the future will not, affect such price as a result of our hedging activities.

Supplemental Information Concerning
Plan of Distribution........................     Under the terms and subject to conditions contained in the U.S.
                                                 distribution agreement referred to in the prospectus supplement under "Plan of Distribution," the Agent, acting as principal for its own account, has agreed to purchase, and we have agreed to sell, the principal amount of PERQS set forth on the cover of this pricing supplement.  The Agent proposes initially to offer the
                                                 PERQS directly to the public at the public offering price set forth on the cover page of this pricing supplement plus accrued interest, if any, from the Original Issue Date.  We expect to deliver the
                                                 PERQS against payment therefor in New York, New York on May
                                                 24, 2001.  After the initial offering of the PERQS, the Agent may vary the offering price and other selling terms from time to time.

                                                 In order to facilitate the offering of the PERQS, the Agent may engage in transactions that stabilize, maintain or otherwise affect the price of the PERQS or Intel Stock. Specifically, the Agent may sell more
                                                 PERQS than it is obligated to purchase in connection with the offering or may sell Intel Stock it does not own, creating a naked short position in the PERQS or the Intel Stock, respectively, for its own account. The Agent must close out any naked short position by purchasing the PERQS or Intel Stock in the open market. A naked short position is more likely to be created if the Agent is concerned that there may be downward pressure on the price of the PERQS or the Intel
                                                 Stock in the open market after pricing that could adversely affect investors who purchase in the offering. As an additional means of facilitating the offering, the Agent may bid for, and purchase, PERQS or Intel Stock in the open market to stabilize the price of the PERQS.
                                                 Any of these activities may raise or maintain the market price of the
                                                 PERQS above independent market levels or prevent or retard a decline in the market price of the PERQS. The Agent is not required to


                                     PS-18


                                                 engage in these activities, and may end any of these activities at any time. See "Use of Proceeds and Hedging" above.

ERISA Matters for Pension Plans
and Insurance Companies.....................     Each fiduciary of a pension, profit-sharing or other employee benefit plan subject to the Employee Retirement Income Security
                                                 Act of 1974, as amended ("ERISA") (a "Plan"), should consider the fiduciary standards of ERISA in the context of the Plan's particular circumstances before authorizing an investment in the
                                                 PERQS.  Accordingly, among other factors, the fiduciary should consider whether the investment would satisfy the prudence and diversification requirements of ERISA and would be consistent with the documents and instruments governing the Plan.

                                                 In addition, we and certain of our subsidiaries and affiliates, including MS & Co. and Morgan Stanley DW Inc. (formerly Dean Witter
                                                 Reynolds Inc.) ("MSDWI"), may each be considered a "party in interest"
                                                 within the meaning of ERISA, or a "disqualified person" within the meaning of the Internal Revenue Code of 1986, as amended (the "Code"), with respect to many Plans, as well as many individual retirement accounts and Keogh plans (also "Plans"). Prohibited transactions within the meaning of ERISA or the Code would likely arise, for example, if the PERQS are acquired by or with the assets of a Plan with respect to which MS & Co., MSDWI or any of their affiliates is a service provider, unless the PERQS are acquired pursuant to an exemption from the
                                                 "prohibited transaction" rules. A violation of these "prohibited transaction" rules may result in an excise tax or other liabilities under ERISA and/or Section 4975 of the Code for such persons, unless exemptive relief is available under an applicable statutory or administrative exemption.

                                                 The U.S. Department of Labor has issued five prohibited transaction class exemptions ("PTCEs") that may provide exemptive relief for direct or indirect prohibited transactions resulting from the purchase or holding of the PERQS. Those class exemptions are PTCE 96-23 (for certain transactions determined by in-house asset managers), PTCE 95-60
                                                 (for certain transactions involving insurance company general accounts), PTCE 91-38 (for certain transactions involving bank collective investment funds), PTCE 90-1 (for certain transactions involving insurance company separate accounts) and PTCE 84-14 (for certain transactions determined by independent qualified asset managers).

                                                 Because we may be considered a party in interest with respect to many
                                                 Plans, the PERQS may not be purchased or held by any Plan, any entity whose underlying assets include "plan assets" by reason of any Plan's investment in the entity (a "Plan Asset Entity") or any person investing "plan assets" of any Plan, unless such purchaser or holder is eligible for exemptive relief, including relief available under PTCE
                                                 96-23, 95-60, 91-38, 90-1 or 84-14 or such purchase and holding is otherwise not prohibited. Any purchaser, including any fiduciary purchasing on behalf of a Plan, or holder of the PERQS will be deemed to have represented, in its corporate and


                                     PS-19


                                                 fiduciary capacity, by its purchase and holding thereof that it either
                                                 (a) is not a Plan or a Plan Asset Entity and is not purchasing such securities on behalf of or with "plan assets" of any Plan or (b) is eligible for exemptive relief or such purchase or holding is not prohibited by ERISA or Section 4975 of the Code.

                                                 Under ERISA, assets of a Plan may include assets held in the general account of an insurance company which has issued an insurance policy to such plan or assets of an entity in which the Plan has invested.
                                                 Accordingly, insurance company general accounts that include assets of a Plan must ensure that one of the foregoing exemptions is available.
                                                 Due to the complexity of these rules and the penalties that may be imposed upon persons involved in non-exempt prohibited transactions, it is particularly important that fiduciaries or other persons considering purchasing the PERQS on behalf of or with "plan assets" of any Plan consult with their counsel regarding the availability of exemptive relief under PTCE 96-23, 95-60, 91-38, 90-1 or 84-14.

                                                 In addition to considering the consequences of holding the PERQS, employee benefit plans subject to ERISA (or insurance companies deemed to be investing ERISA plan assets) purchasing the PERQS should also consider the possible implications of owning Intel Stock upon exchange of the PERQS at maturity. Purchasers of the PERQS have exclusive responsibility for ensuring that their purchase and holding of the
                                                 PERQS do not violate the prohibited transaction rules of ERISA or the
                                                 Code.

United States Federal Income Taxation.......     The following summary is based on the advice of Davis Polk &
                                                 Wardwell, our special tax counsel ("Tax Counsel"), and is a general discussion of the principal potential U.S. federal income tax consequences to initial holders of the PERQS purchasing the
                                                 PERQS at the Issue Price, who will hold the PERQS as capital assets within the meaning of Section 1221 of the Code.  This summary is based on the Code, administrative pronouncements, judicial decisions and currently effective and proposed Treasury
                                                 Regulations, changes to any of which subsequent to the date of this pricing supplement may affect the tax consequences described herein.  This summary does not address all aspects of U.S. federal income taxation that may be relevant to a particular holder in light of its individual circumstances or to certain types of holders subject to special treatment under the U.S. federal income tax laws (e.g., certain financial institutions, tax-exempt organizations, dealers in options or securities, or persons who hold a PERQS as a part of a hedging transaction, straddle, conversion or other integrated transaction).  As the law applicable to the U.S. federal income taxation of instruments such as the PERQS is technical and complex, the discussion below necessarily represents only a general summary.  Moreover, the effect of any applicable state, local or foreign tax laws is not discussed.


                                     PS-20


                                                 General

                                                 Pursuant to the terms of the PERQS, we and every holder of a PERQS agree (in the absence of an administrative determination or judicial ruling to the contrary) to characterize a PERQS for all tax purposes as an investment unit consisting of the following components (the
                                                 "Components"): (i) a contract (the "Forward Contract") that requires the holder of the PERQS to purchase, and us to sell, for an amount equal to $28.59 (the "Forward Price"), Intel Stock at maturity (or, alternatively, upon an earlier redemption of the PERQS), and (ii) a deposit with us of a fixed amount of cash, equal to the Issue Price, to secure the holder's obligation to purchase Intel Stock (the "Deposit"), which Deposit bears an annual yield of 4.26% per annum, which yield is based on our cost of borrowing. Under this characterization, less than the full quarterly payments on the PERQS will be attributable to the yield on the Deposit. Accordingly, the excess of the quarterly payments on the PERQS over the portion of those payments attributable to the yield on the Deposit will represent payments attributable to the holders' entry into the Forward Contract (the "Contract Fees").
                                                 Furthermore, based on our determination of the relative fair market values of the Components at the time of issuance of the PERQS, we will allocate 100% of the Issue Price of the PERQS to the Deposit and none to the Forward Contract. Our allocation of the Issue Price among the
                                                 Components will be binding on a holder of the PERQS, unless such holder timely and explicitly discloses to the IRS that its allocation is different from ours. The treatment of the PERQS described above and our allocation are not, however, binding on the IRS or the courts. No statutory, judicial or administrative authority directly addresses the characterization of the PERQS or instruments similar to the PERQS for
                                                 U.S. federal income tax purposes, and no ruling is being requested from the IRS with respect to the PERQS. Due to the absence of authorities that directly address instruments that are similar to the PERQS, Tax
                                                 Counsel is unable to render an opinion as to the proper U.S. federal income tax characterization of the PERQS. As a result, significant aspects of the U.S. federal income tax consequences of an investment in the PERQS are not certain, and no assurance can be given that the IRS or the courts will agree with the characterization described herein.
                                                 Accordingly, you are urged to consult your tax advisor regarding the
                                                 U.S. federal income tax consequences of an investment in the PERQS
                                                 (including alternative characterizations of the PERQS) and with respect to any tax consequences arising under the laws of any state, local or foreign taxing jurisdiction. Unless otherwise stated, the following discussion is based on the treatment and the allocation described above.

                                                 U.S. Holders

                                                 As used herein, the term "U.S. Holder" means an owner of a PERQS that is, for U.S. federal income tax purposes, (i) a citizen or resident of the United States, (ii) a corporation created or


                                     PS-21


                                                 organized under the laws of the United States or any political subdivision thereof or (iii) an estate or trust the income of which is subject to United States federal income taxation regardless of its source.

                                                 Tax Treatment of the PERQS

                                                 Assuming the characterization of the PERQS and the allocation of the
                                                 Issue Price as set forth above, Tax Counsel believes that the following
                                                 U.S. federal income tax consequences should result.

                                                 Quarterly Payments on the PERQS. To the extent attributable to the yield on the Deposit, quarterly payments on the PERQS will generally be taxable to a U.S. Holder as ordinary income at the time accrued or received in accordance with the U.S. Holder's method of accounting for
                                                 U.S. federal income tax purposes. As discussed above, any excess of the quarterly payments over the portion thereof attributable to the yield on the Deposit will be treated as Contract Fees. Although the federal income tax treatment of Contract Fees is uncertain, we intend to take the position that any Contract Fees with respect to the PERQS constitute taxable income to a U.S. Holder at the time accrued or received in accordance with the U.S. Holder's method of accounting for
                                                 U.S. federal income tax purposes.

                                                 Tax Basis. Based on our determination set forth above, the U.S.
                                                 Holder's tax basis in the Forward Contract will be zero, and the U.S.
                                                 Holder's tax basis in the Deposit will be 100% of the Issue Price.

                                                 Settlement of the Forward Contract. Upon maturity of the Forward
                                                 Contract, a U.S. Holder would, pursuant to the Forward Contract, be deemed to have applied the Forward Price toward the purchase of Intel
                                                 Stock, and the U.S. Holder would not recognize any gain or loss with respect to any Intel Stock received. With respect to any cash received upon maturity, a U.S. Holder would recognize gain or loss. The amount of such gain or loss would be the extent to which the amount of such cash received differs from the pro rata portion of the Forward Price allocable to the cash. Any such gain or loss would generally be capital gain or loss, as the case may be.

                                                 With respect to any Intel Stock received upon maturity, the U.S. Holder would have an adjusted tax basis in the Intel Stock equal to the pro rata portion of the Forward Price allocable to it. The allocation of the Forward Price between cash and Intel Stock should be based on the amount of the cash received and the relative fair market value of Intel
                                                 Stock as of the Maturity Date. The holding period for any Intel Stock received would start on the day after the maturity of the PERQS.

                                                 U.S. Holders should note that while any accrued but unpaid interest on the Deposit and any Contract Fees would be taxable as ordinary income, any gain or loss recognized upon the final settlement of the


                                      PS-22


                                                 Forward Contract generally would be capital gain or loss. The distinction between capital gain or loss and ordinary gain or loss is potentially significant in several respects. For example, limitations apply to a U.S. Holder's ability to offset capital losses against ordinary income, and certain U.S. Holders may be subject to lower U.S.
                                                 federal income tax rates with respect to long-term capital gain than with respect to ordinary gain. U.S. Holders should consult their tax advisors with respect to the treatment of capital gain or loss on a
                                                 PERQS.

                                                 Sale or Exchange of the PERQS. Upon a sale or exchange of a PERQS prior to the maturity of the PERQS, a U.S. Holder would recognize taxable gain or loss equal to the difference between the amount realized on such sale or exchange and the U.S. Holder's tax basis in the PERQS so sold or exchanged. Any such gain or loss would generally be capital gain or loss, as the case may be. Such U.S. Holder's tax basis in the
                                                 PERQS would generally equal the U.S. Holder's tax basis in the Deposit.
                                                 For these purposes, the amount realized does not include any amount attributable to accrued but unpaid interest payments on the Deposit, which would be taxed as described under "--Quarterly Payments on the
                                                 PERQS" above. It is uncertain whether the amount realized includes any amount attributable to accrued but unpaid Contract Fees. U.S. Holders should consult their tax advisors regarding the treatment of accrued but unpaid Contract Fees upon the sale or exchange of a PERQS.

                                                 Possible Alternative Tax Treatments of an Investment in the PERQS

                                                 Due to the absence of authorities that directly address the proper characterization of the PERQS, no assurance can be given that the IRS will accept, or that a court will uphold, the characterization and tax treatment described above. In particular, the IRS could seek to analyze the U.S. federal income tax consequences of owning a PERQS under
                                                 Treasury regulations governing contingent payment debt instruments (the
                                                 "Contingent Payment Regulations").

                                                 If the IRS were successful in asserting that the Contingent Payment
                                                 Regulations applied to the PERQS, the timing and character of income thereon would be significantly affected. Among other things, a U.S.
                                                 Holder would be required to accrue as original issue discount income, subject to adjustments, at a "comparable yield" on the Issue Price. In addition, a U.S. Holder would recognize income upon maturity of the
                                                 PERQS to the extent that the value of Intel Stock and cash (if any)
                                                 received exceeds the adjusted issue price. Furthermore, any gain realized with respect to the PERQS would generally be treated as ordinary income.

                                                 Even if the Contingent Payment Regulations do not apply to the PERQS, other alternative federal income tax characterizations or treatments of the PERQS are also possible, and if applied could also affect the timing and the character of the income or loss with respect to the
                                                 PERQS. It is possible, for example, that a PERQS


                                     PS-23
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                                                 could be treated as constituting a prepaid forward contract. Other alternative characterizations are also possible. Accordingly, prospective purchasers are urged to consult their tax advisors regarding the U.S. federal income tax consequences of an investment in the PERQS.

                                                 Constructive Ownership

                                                 Section 1260 of the Code treats a taxpayer owning certain types of derivative positions in property as having "constructive ownership" in that property, with the result that all or a portion of the long term capital gain recognized or deemed to be recognized (as described below)
                                                 by such taxpayer with respect to the derivative position would be recharacterized as ordinary income. Although Section 1260 in its current form does not apply to the PERQS, Section 1260 authorizes the
                                                 Treasury Department to promulgate regulations (possibly with retroactive effect) to expand the application of the "constructive ownership" regime. There is no assurance that the Treasury Department will not promulgate regulations to apply the regime to the PERQS. If
                                                 Section 1260 were to apply to the PERQS, the effect on a U.S. Holder would be to treat all or a portion of the long term capital gain (if any) recognized by such U.S. Holder on sale or maturity of a PERQS as ordinary income, but only to the extent such long term capital gain exceeds the long term capital gain that would have been recognized by such U.S. Holder if the U.S. Holder had acquired the underlying stock itself on the issue date of the PERQS and disposed of the underlying stock upon disposition (including retirement) of the PERQS. Section
                                                 1260, if applicable, would require a U.S. Holder that receives shares of Intel Stock at maturity to recognize as ordinary income the amount that would have been treated as ordinary income according to the rule described in the preceding sentence, if the U.S. Holder had sold the
                                                 PERQS at maturity for fair market value. In addition, Section 1260 would impose an interest charge on the gain (or deemed gain) that was recharacterized on the sale or maturity of the PERQS.

                                                 Backup Withholding and Information Reporting

                                                 A U.S. Holder of a PERQS may be subject to information reporting and to backup withholding at a rate of 31 percent of the amounts paid to the
                                                 U.S. Holder, unless such U.S. Holder provides proof of an applicable exemption or a correct taxpayer identification number, and otherwise complies with applicable requirements of the backup withholding rules.
                                                 The amounts withheld under the backup withholding rules are not an additional tax and may be refunded, or credited against the U.S.
                                                 Holder's U.S. federal income tax liability, provided the required information is furnished to the IRS.


                                     PS-24
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                        MORGAN STANLEY DEAN WITTER & CO.








                                     PS-25